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NationsBank Corporation
Charlotte, NC 28255
Tel 704 386-5000



Pricing Supplement No. 0192 Dated May 5, 1998         Rule 424(b)(2)
(To Prospectus dated November 24, 1995 and            File number:  33-63097
Prospectus Supplement dated January 8, 1998)


Subordinated Medium-Term Notes, Series G
Due Nine Months or More From Date of Issue
Fixed Rate Notes

Principal Amount:                                    	$  25,000,000.00
Issue Price:                                                 	100% (1)
Commission or Discount:                     1.675%   	$     418,750.00
Proceeds to Company:                       98.325%    $  24,581,250.00

Agent:                            		Smith Barney Inc., as Principal (1)

Original Issue Date:               	May 26, 1998
Stated Maturity Date:              	May 26, 2023

Cusip #:                          		63858S-BR-9

Form:                             		Book entry only

Interest Rate:                     	7.000% per annum

Interest Payment Dates:            	26th of May and November, commencing on
				                               	November 26, 1998


Discount Note?                                                  	No
May the Notes be redeemed by the Company prior to maturity?
								                                                  	Yes (See below)

The notes will be subject to redemption at the option of the Company, in whole, on the Interest Payment Date occurring May 26, 2001 and on any Interest Payment Date occurring thereafter at a redemption price equal to 100% of the principal amount of the Notes, plus accrued interest thereon, if any, upon at least 30 calendar days prior notice, as described in the Prospectus Supplement.

May the notes be repaid (other than by way of redemption) prior
to maturity at the option of the holder?	     				               No



(1):	Notes purchased by the Agent as principal may be resold to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by Smith Barney Inc.